EXECUTION VERSION

AMENDMENT NO. 1 dated as of January 11, 2008 (this “Amendment”), to the CREDIT AGREEMENT dated as of July 14, 2006 (the “Credit Agreement”), among TEREX CORPORATION, a Delaware corporation (“Terex”), NEW TEREX HOLDINGS UK LIMITED, a limited company organized under the laws of England (the “U.K. Borrower”), TEREX INTERNATIONAL FINANCIAL SERVICES COMPANY, a company organized under the laws of the Republic of Ireland (the “European Borrower”), TEREX MINING AUSTRALIA PTY LTD, a company organized under the laws of Australia and registered in New South Wales, Australia (the “Australian Borrower”), and TEREX ITALIA S.R.L., a company organized under the laws of the Republic of Italy (the “Italian Borrower” and, together with Terex, the U.K. Borrower, the European Borrower, and the Australian Borrower, the “Borrowers”), the Lenders (as defined in Article I of the Credit Agreement), the Issuing Banks (as defined in Article I of the Credit Agreement) and CREDIT SUISSE, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

A. Pursuant to the Credit Agreement, the Lenders and the Issuing Banks have extended, and have agreed to extend, credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

B. The Borrowers have requested that certain provisions of the Credit Agreement be amended as provided herein.

C. The Required Lenders, on the terms and subject to the conditions set forth herein, are willing so to amend the Credit Agreement.

D. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement, as amended hereby.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to the Credit Agreement.

(a) The definition of the term “Asset Sale” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence to the end of such definition:

“Notwithstanding anything to the contrary contained in this Agreement, the sale to a third party of any loans or leases made to customers by Terex and/or the Restricted Subsidiaries as described in Section 6.04(r) shall be deemed not to be an “Asset Sale” for purposes of this Agreement.”

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(b) The definition of the term “Consolidated Interest Expense” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the last sentence contained therein.

(c) The definition of the term “Finsub” set forth in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting therefrom the word “corporation” and substituting therefor the words “legal entity” and (ii) deleting therefrom the word “Restricted” and substituting therefor the word “Unrestricted”.

(d) The definition of the term “Indebtedness” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the last sentence contained therein.

(e) The definition of the term “Permitted Acquisition” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Permitted Acquisitions” shall mean acquisitions (in a single transaction or a series of related transactions) of not less than 51% of the outstanding Equity Interests of any corporation, partnership, a division of any corporation or any similar business unit (or of all or substantially all the assets and business of any of the foregoing) engaged in a Related Business so long as (a)  Terex shall have delivered to the Administrative Agent a certificate certifying that at the time of and immediately after giving effect to such acquisition and the financing therefor, no Default or Event of Default shall have occurred and be continuing and (b) the Consolidated Leverage Ratio (calculated on a pro forma basis in accordance with Section 1.05) shall be less than or equal to 3.75 to 1.00.”

(f) The definition of the term “Program Receivables” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Program Receivables” shall mean all trade receivables and related security (including all related contract rights, collections, records, lockboxes and bank accounts in the name of or transferred to the name of Finsub, goods, security deposits, guarantees and other agreements or arrangements (including all Liens) supporting or securing payment of the Program Receivables) originated and owned by Terex or any Restricted Subsidiary and sold pursuant to the Receivables Program.”

(g) The definition of the term “Receivables Program” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Receivables Program” shall mean, collectively, (a) the sale of, or transfer of interests in, Program Receivables to Finsub, directly or indirectly, in exchange for consideration equal to the fair market value of such Program Receivables (i.e., a “true sale”) and (b) the sale of, or

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transfer of interests in, such Program Receivables by Finsub to special purpose trusts or other funding vehicles which are not Affiliates of Terex; provided, in each case, that recourse to Terex or any Restricted Subsidiary in connection with such transactions is limited to the extent customary for similar transactions.”

(h) The definition of the term “Receivables Program Documentation” set forth in Section 1.01 of the Credit Agreement is hereby deleted.

(i) The first paragraph of Section 6.01 of the Credit Agreement is hereby amended by deleting therefrom the words “(other than Finsub (except as expressly permitted by subsection (n) below))”.

(j) Section 6.01(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Indebtedness of (i) Terex or any wholly owned Restricted Subsidiary to any other wholly owned Restricted Subsidiary, (ii) any wholly owned Restricted Subsidiary to Terex or (iii) Terex to Finsub incurred to capitalize Finsub pursuant to the Receivables Program; provided, however, that any Indebtedness of a Loan Party shall be subordinated to the prior payment in full of the Obligations;”

(k) Section 6.01(n) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(n) [Intentionally Omitted];”

(l) Section 6.02(n) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(n) Liens on Program Receivables purported to be sold by Terex or any Restricted Subsidiary in connection with the Receivables Program; and”

(m) Section 6.04(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) investments by Terex and its Restricted Subsidiaries (i) existing on the Closing Date in the Equity Interests of the Subsidiaries, (ii) existing on the Closing Date and set forth on Schedule 6.04 and (iii) made after the Closing Date in the Equity Interests of the Subsidiary Guarantors;”

(n) Section 6.04(p) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

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“(p) investments in Finsub arising as a result of (i) the sale or contribution of Program Receivables to Finsub or (ii) the initial capitalization of Finsub;”

(o) Section 6.04 of the Credit Agreement is hereby further amended by (i) deleting the period at the end of paragraph (q) thereof and substituting therefor the following:

“; and

(r) investments by Terex or any Restricted Subsidiary consisting of purchase money loans or lease financing to customers of Terex or any Restricted Subsidiary to finance the acquisition or lease by such customers of (i) equipment manufactured or sold by Terex or any Restricted Subsidiary, in each case in the ordinary course of business and (ii) equipment purchased by Terex or any Restricted Subsidiary from other manufacturers or other persons in connection with a transaction in which Terex or any Restricted Subsidiary finances the acquisition or lease of such equipment by its customers; in an aggregate principal amount (including as principal the aggregate remaining lease payments in all such leases that are not in the nature of finance charges) not to exceed $500,000,000 at any time outstanding.”

(p) Section 6.05(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(ii)     (A) any Restricted Subsidiary may sell Program Receivables to Terex and (B) Terex and any Restricted Subsidiary may sell Program Receivables to Finsub pursuant to the Receivables Program; and”

(q) Section 6.06(b) of the Credit Agreement is hereby amended by deleting therefrom the words “, except, in the case of Finsub, for encumbrances or restrictions existing pursuant to the Receivables Program Documentation”.

(r) Section 6.08 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 6.08. Business of Borrowers and Restricted Subsidiaries. Engage at any time in any business or business activity other than the Related Business; provided, however, that, notwithstanding the fact that Finsub is an Unrestricted Subsidiary, Terex shall not permit (a) Finsub to engage in any trade or business, or otherwise conduct any activity, other than the exercise of its rights and the performance of its obligations pursuant to the Receivables Program and other incidental activities and (b) the aggregate amount advanced by all special purpose trusts, funding vehicles and other persons (other than Terex and the

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Restricted Subsidiaries) to Finsub in respect of the Program Receivables owned by Finsub to exceed $250,000,000 at any time.”

(s) Section 6.13(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Terex may not designate any Restricted Subsidiary that is a Loan Party as an Unrestricted Subsidiary. Terex may designate any Subsidiary created or acquired after the Closing Date as an Unrestricted Subsidiary under this Agreement (a “Designation”) only if:

(i) such Subsidiary does not own any Equity Interests or other equity interests of any Restricted Subsidiary;

(ii) no Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(iii) after giving effect to such Designation and any related investment to be made in such designated Subsidiary by Terex or any Restricted Subsidiary, Terex and its Restricted Subsidiaries would be in compliance with Section 6.04 and with each of the covenants set forth in Sections 6.10 and 6.11; and

(iv) Terex has delivered to the Administrative Agent (x) written notice of such Designation and (y) a certificate, dated the effective date of such Designation, of a Financial Officer certifying compliance with the conditions set forth in subclause (iii) above and setting forth reasonably detailed calculations demonstrating such compliance.”

(t) The Credit Agreement is hereby further amended by deleting the words “(other than Finsub)” in each place they appear in Sections 5.11(a), 6.02(i), 6.05(a)(i) and 6.05(a)(iii)(B).

SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Borrowers represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Banks and each of the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(b) After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all

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material respects on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

(c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 3. Effectiveness. This Amendment shall become effective on the date that the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) the Borrowers, (ii) the Subsidiary Guarantors and (iii) the Required Lenders.

SECTION 4. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Borrowers under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 5. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

SECTION 7. Notices. All notices hereunder or in connection herewith shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement.

SECTION 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 9. Subsidiary Guarantors. Each of the Subsidiary Guarantors hereby acknowledges receipt of and consents to the terms of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TEREX CORPORATION,
By

Name:
Title:

NEW TEREX HOLDINGS UK LIMITED,
by

Name:
Title:

TEREX INTERNATIONAL FINANCIAL SERVICES COMPANY,
by

Name:
Title:

TEREX MINING AUSTRALIA PTY LTD,
by

Name:
Title:

TEREX ITALIA S.R.L.,
by

Name:
Title:

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EACH SUBSIDIARY GUARANTOR LISTED ON SCHEDULE I HERETO,
by

Name:
Title: Authorized Signatory

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent and as Collateral Agent,
by

Name:
Title:

by

Name:
Title:

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SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF JANUARY 11, 2008, TO THE TEREX CORPORATION CREDIT AGREEMENT DATED AS OF JULY 14, 2006.

NAME OF LENDER:

By

Name:
Title:

Subsidiary Guarantors

Amida Industries, Inc.
Cedarapids, Inc.
CMI Terex Corporation
Genie Holdings, Inc.
Genie Industries, Inc.
Genie International, Inc.
Genie Manufacturing, Inc.
Koehring Cranes, Inc.
Powerscreen Holdings USA Inc.
Powerscreen North America, Inc.
Powerscreen USA, LLC
Terex Advance Mixer, Inc.
Terex Cranes, Inc.
Terex Cranes Wilmington, Inc.
Terex Utilities, Inc.
Terex-Telelect, Inc.